UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2013

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters.
On June 14, 2013, the jury in a patent infringement case in the U.S. District Court in Delaware brought by DePuy Synthes Products, LLC (“Synthes”) against Globus Medical, Inc. (“Globus”) returned a verdict. The jury found that prior versions of three products previously sold by Globus did infringe on Synthes’ patents and awarded monetary damages in the amount of $16 million. The jury also upheld the validity of Synthes’ patents. There was no finding of willful infringement by Globus.

On June 17, 2013, Globus issued a press release regarding the jury’s verdict. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.

99.1	Press release issued by Globus Medical, Inc. on June 17, 2013 announcing jury verdict in patent infringement lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	June 17, 2013	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Vice President,
Corporate Counsel and Secretary

EXHIBIT LIST

Exhibit No.

99.1	Press release issued by Globus Medical, Inc. on June 17, 2013 announcing jury verdict in patent infringement lawsuit.